UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 8, 2008

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 - Other Events

NovaStar Financial, Inc. (the “Company”) has entered into a settlement agreement to resolve pending securities litigation against the Company and certain current and former executive officers alleging that the defendants made public statements that were misleading for failing to disclose certain regulatory and licensing matters regarding the Company. The total amount of the settlement, which is subject to the approval of the United States District Court for the Western District of Missouri, is $7.25 million and will be paid by the Company’s insurance carriers. The settlement agreement contains no admission of fault or wrongdoing by the Company or the other defendants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: December 11, 2008	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer